UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018

The Simply Good Foods Company

(Exact name of registrant as specified in its charter)

DELAWARE	001-38155	82-1038121
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1050 17th Street, Suite 1500
Denver, CO 80265
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of March 16, 2018 (the “Effective Date”), Atkins Nutritionals, Inc., Atkins Nutritionals Holdings, Inc., Atkins Nutritionals Holdings II, Inc. and NCP-ATK Holdings, Inc. (collectively, the “Borrower”), each an indirect wholly-owned subsidiary of The Simply Good Foods Company, entered into an amendment (the “Repricing Amendment”) to that certain Credit Agreement, dated as of July 7, 2017, among the Borrower, Barclays Bank PLC (the “Agent”) and the other loan parties and lenders party thereto (the “Credit Agreement”).

As a result of the Repricing Amendment, the interest rate on the outstanding $200 million Initial Term Loans (as defined in the Credit Agreement) was reduced and, effective as of the Effective Date, such loans bear interest at a rate equal to, at the Borrower’s option, either LIBOR plus an applicable margin of 3.50% or a base rate plus an applicable margin of 2.50%. With respect to the Initial Term Loans, prior to the six-month anniversary of the Effective Date, a 1.00% prepayment premium is payable by the Borrower in connection with certain repricing events. Other than the prepayment premiums and penalties described above and the payment of customary “breakage” costs, the Borrower may voluntarily prepay outstanding loans at any time. The Repricing Amendment did not change the interest rate on the Revolving Loans (as defined in the Credit Agreement). The Revolving Loans will continue to bear interest based upon the Borrower’s consolidated first lien net leverage ratio as of the last financial statements delivered to the Agent. No additional debt was incurred, or any proceeds received, by the Borrower in connection with the Repricing Amendment.

A copy of the Repricing Amendment is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Repricing Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Repricing Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Repricing Amendment, dated as of March 16, 2018, by and among Atkins Nutritionals Inc., Atkins Nutritionals Holdings, Inc., Atkins Nutritionals Holdings II, Inc. and NCP-ATK Holdings, Inc., Barclays Bank PLC and the other Loan Parties and Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SIMPLY GOOD FOODS COMPANY

Date: March 20, 2018	By:	/s/ Todd E. Cunfer
	Name:	Todd E. Cunfer
	Title:	Chief Financial Officer

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